Exhibit 10.14

* Note: Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

ADDENDUM TO THE JOINT MARKETING AND
SALES REPRESENTATION AGREEMENT
Between
ADP, INC. AND CONCUR TECHNOLOGIES, INC.

This Addendum, made as of November 29, 2001, between Concur Technologies, Inc. (“Concur”) with its main office at 6222 185th Avenue Northeast, Redmond, Washington 98052 and ADP, Inc., by and through the Major Accounts Division of its Employer Services Group (“ADP”) with its principal office at One ADP Boulevard, Roseland, New Jersey 07068, contains changes, modifications, revisions and additions to the Joint Marketing and Sales Representation Agreement dated as of May 17, 2000 (the “Agreement”). Terms used in this Addendum but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

In consideration of the mutual covenants contained in the Agreement and in this Addendum, and for other good and valuable consideration receipt of which is hereby acknowledged, notwithstanding anything to the contrary contained in the Agreement, ADP and Concur agree as follows:

1.
Section 1.11 of the Agreement is hereby amended by deleting the definition of Territory in its entirety and replacing it with the following new definition: “means [ * * * ] and [ * * * ] (if [ * * * ] versions of Concur Products become available during the Term and ADP elects in written notice to Concur to market such products).”

2.	Section 6.1 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“6.1 For each ADP client or prospect that has elected to purchase any Concur Product(s), ADP will promptly forward to Concur headquarters an originally-signed Concur User Agreement in the form set forth in Exhibit C (each a “ Concur User Agreement”) and a completed Concur Sales Order form. The parties will mutually agree to a process for handling exceptions to the Concur User Agreement form on a case by case basis. After the [ * * * ] described in Section 8, Concur may reasonably modify the form of Concur User Agreement upon receiving ADP’s consent, which will not be unreasonably withheld or delayed.”

2.	Section 8.1 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“8.1 ADP agrees to initially offer Concur Products to ADP clients and potential clients at Concur’s standard list pricing (including [ * * * ]). If, in its reasonable discretion, [ * * * ] then [ * * * ] to its own products and services. [ * * * ] set-up and/or monthly use fees. [ * * * ] shall also have the right [ * * * ] and offer [ * * * ] provided by Concur in the Concur User Agreement.

For monthly use fees, the parties acknowledge that ADP will [ * * * ], in each case as such pricing is jointly agreed to by the parties. [ * * * ] may also offer discounting on the [ * * * ] prices in the same manner as above set forth. The [ * * * ] described above will occur in the ADP regions designated by

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ADP [ * * * ]. The parties agree to work together in good faith to review [ * * * ] jointly determine whether to [ * * * ], update Exhibit C and D to reflect or update Exhibit C and D to reflect [ * * * ].

For, [ * * * ] Concur and ADP will roll out the Concur [ * * * ] pricing attached in Exhibit D without [ * * * ].

Concur agrees to provide ADP with written notice of changes in pricing in Concur Products at least thirty (30) days in advance of the effective date of such changes. Concur agrees that it will not [ * * * ] for Concur Products and related services for ADP-acquired Clients unless it is [ * * * ] or ADP otherwise agrees to such [ * * * ] Concur further agrees, from the Effective Date of this Agreement and excluding existing prior written Concur agreements with other parties, that at all times during the term of this Agreement [ * * * ] joint marketing, reseller or similar [ * * * ] that will be [ * * * ].

3.	Section 8.2 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“8.2. [ * * * ]

8.2.1	ADP will be [ * * * ] of the [ * * * ] all Concur Products purchased by ADP-acquired Clients, without regard to [ * * * ]. Concur will also [ * * * ] attributed to ADP-acquired Clients.

8.2.2
Notwithstanding the foregoing, for purchases of Concur Products by ADP-acquired Clients under Concur User Agreements signed on or after [ * * * ], ADP shall [ * * * ] be given a [ * * * ], rather than the [ * * * ] required in the section above, if, and to the extent, required under the terms of Exhibit E.

8.2.3
All [ * * * ] amounts shall be less deductions for uncollectibles, write-offs, credits and similar amounts. Concur will make [ * * * ] on the forty-fifth (45th) day after the end of the calendar month for [ * * * ] ADP-acquired Clients during such calendar month to ADP by check, together with the billing summary report, to the address indicated by ADP from time to time in writing. Concur ‘s obligation to [ * * * ] shall continue with respect to each ADP-acquired Client until the date such ADP-acquired Client stops using the Concur Product sold to such ADP-acquired Client by ADP, without regard to who obtains the renewal contract for any such client.”

4.	Section 10.1 of the Agreement is hereby amended by deleting the last three sentences thereof and replacing them with the following:

“Additionally, Concur agrees to make appropriate personnel available to the ADP sales force to answer Concur Product-related questions. Concur will assign [ * * * ] Sales representatives [ * * * ] to supporting ADP’s sales efforts. [ * * * ] Additionally, Concur agrees to educate all members [ * * * ] on the relevant terms of this Agreement, including but not limited to the terms of this paragraph and to implement commercially reasonable means to ensure that the [ * * * ] holds all information that it receives from ADP or its prospects as part of supporting ADP’s sales efforts as confidential, subject to exceptions for disclosure listed in subsections (a) through (g) of Section 14 below (except that the exception in subsection (c) of Section 14 shall not be available to the extent that the third party is the prospect). In the event that [ * * * ] violates any of these confidentiality obligations, Concur will take such disciplinary action as it deems appropriate under the circumstances [ * * * ].”

5.	Section 12.1 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

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“12.1 Term. This Agreement will commence on the Effective Date and will continue until [ * * * ] of the Effective Date (“Initial Term”). Thereafter, this Agreement shall renew automatically and continue until [ * * * ] (the “Renewal Term”), unless terminated as set forth below. At the end of the Renewal Term [ * * * ]. All terms and conditions hereof shall remain in effect during any Renewal Term, except as the parties otherwise expressly agree to in writing. The Initial Term and Renewal Term are referred to herein collectively as the “Term.”

6.	Sections 12.2, 12.3 and 12.4 of the Agreement are hereby amended by replacing the phrase “Initial Term” with the phrase “Renewal Term” each time it appears therein.

7.	Section 16.3 of the Agreement is hereby amended by deleting ADP’s notification address and replacing it with the following new address for notices:

“To ADP: ADP, Inc.
5 Waterview Blvd.
Parsippany, NJ 07054
Attention: President, Major Accounts Division

With a copy to: Automatic Data Processing, Inc.

1 ADP Blvd.
Roseland, NJ 07068
Attention: General Counsel”

8.	The Agreement is hereby amended by adding the following new Section 16.11 thereto:

“16.11 Concur agrees that during the Term of this Agreement and thereafter, Concur will not sell, lease or otherwise transfer or disclose any list of [ * * * ] or any information relating to such clients, to any third party for any reason, other than as required by law.

10.	The Exhibits to the Agreement are hereby amended as follows:

a.	Exhibits A and B are deleted in their entirety and replaced with the attached Exhibits A and B, respectively.

b.	Exhibit C to the Agreement shall remain in effect as is, until modified as described in Sections 6.1 or 8.1 of the Agreement. Such changes shall be made promptly and approved by each of the parties.

c.	Exhibit D of the Agreement is deleted in its entirety and replaced with the attached Exhibit D.

d.	A new Exhibit E is added to the Agreement in the form of Exhibit E hereto.

All other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement, this Addendum shall prevail. The terms defined in the Agreement and used in this Addendum shall have the same respective meanings as set forth in the Agreement, unless clearly otherwise defined in this Addendum.

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Addendum to the Agreement is hereby executed by an authorized representative of each Party hereto as of the date first above written.

ADP, INC.	CONCUR TECHNOLOGIES, INC.

By: /s/ GEORGE STOECKERT	By: /s/ STEVEN YOUNT
Name: George Stoeckert	Name: Steven Yount
Title: President—Major Accts. Div.	Title: Chief Operating Officer

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

CONCUR MARKS

Concur Business Intelligence™
Concur Expense™
Concur Expense Administrator for Windows™
Concur Expense Auditor™
Concur Expense Employee Exporter™
Concur Expense IB/CP Administrator™
Concur Expense Payment Manager™
Concur Expense Policy™
Concur Expense Policy Editor™
Concur Expense Policy Generator™
Concur Expense Processor™
Concur Expense Processor for Windows™
Concur Expense Scanner™
Concur Expense Travel Itinerary™

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

TERRITORY

[ * * * ] [ * * * ]

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EXHIBIT D

CONCUR STANDARD LIST PRICING

[ * * * ]

[ * * * ][ * * * ]
[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]

MONTHLY USER FEES

See Exhibit C for [ * * * ] pricing and related terms and conditions with respect to such pricing.

FEES FOR OPTIONAL SERVICES

See Exhibit C for [ * * * ] pricing and related terms and conditions with respect to such pricing.

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

Requirements for [ * * * ] described in Section 8.2.2 of the Agreement:

Beginning [ * * * ], as of the last day of each month, [ * * * ] will determine whether the following criteria have been met:

[ * * * ] [ * * * ][ * * * ] [ * * * ]

[ * * * ] will make such determinations promptly and will provide a report to ADP reflecting the details of the determination promptly upon completion of the determinations.

If all these criteria are met, then the [ * * * ] provisions of Section 8.2.2 of the Agreement shall apply to those ADP-acquired Clients whose first year anniversary occurs in that month (i.e., 12 months after the client’s first monthly bill is due) for the following 12 months. If the criteria are not met, then the [ * * * ] provisions of Section 8.2.1 of the Agreement shall apply to such clients. At the second anniversary for such clients, the same criteria will be used and measured, and if they are met, then the [ * * * ] provisions of Section 8.2.2 of the Agreement shall apply to such clients; otherwise, the [ * * * ] provisions of Section 8.2.1 of the Agreement shall apply to such clients. The procedure will continue for the third anniversary for such clients, and so on. The foregoing criteria shall only apply to ADP-acquired Clients under Concur User Agreements signed on or after [ * * * ] (excluding renewal agreements if the original agreement was signed prior to [ * * * ]).

*	For purposes of item 1, [ * * * ] Item 1 shall only apply during the Term of the Agreement.

**	Item 2 shall only apply during the Term of the Agreement [ * * * ]

***	For purposes of item 3, [ * * * ] shall be calculated based on the following formula:

[ * * * ][ * * * ][ * * * ]

[ * * * ] [ * * * ]

Item	3 shall only apply during the Term of the Agreement and for a period of [ * * * ] thereafter.

****	Item 4 shall only apply during the Term of the Agreement.

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.